Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Direct Digital Holdings, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in this Amendment No. 5 to Registration Statement on Form S-1 of Direct Digital Holdings, Inc. of our report dated April 1, 2020, relating to our audit of the financial statements of Orange142, LLC as of December 31, 2019 and 2018, and for the years then ended, which appears in this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP
Plano, TX

February 7, 2022